UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2007

_______________________

CRYOLIFE, INC.
(Exact name of registrant as specified in its charter)
_________________________

Florida	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard, N.W., Kennesaw, Georgia 30144
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (770) 419-3355

_____________________________________________________________
(Former name or former address, if changed since last report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 Other Events

Item 8.01 Other Events.

Certain of the executive officers of CryoLife, Inc. (the “Company” or “CryoLife”), as well as the Company’s Chief Accounting Officer, currently have incentive and non-qualified options outstanding to purchase shares of CryoLife common stock at an exercise price of $2.20 per share. The options were granted on August 31, 2002, have a term of 66 months and vest ratably at 20% per year. The final 20% tranche will vest on August 31, 2007. The options will expire, if unexercised, on February 29, 2008. The Company expects that these officers will exercise these options prior to their expiration and subsequently sell all or a portion of the shares obtained from the exercise. It is also expected that one or more of these officers will utilize trading plans in compliance with Rule 10b5-1 promulgated under the Securities Exchange Act of 1934. The Company’s executive officers and the Chief Accounting Officer had the following such unexercised options outstanding as of May 10, 2007:

Executive	Incentive Stock Options		Nonqualified Stock Options
	Vested	Will Vest on August 31, 2007	Vested	Will Vest on August 31, 2007

Steven G. Anderson Chairman, President and Chief Executive Officer	293	293	5,707	5,707

D. Ashley Lee Executive Vice President, Chief Operating Officer and Chief Financial Officer	0	12,500	37,500	0

Albert E. Heacox, Ph.D. Senior Vice President, Research and Development	12,086	4,970	7,794	0

David M. Fronk Vice President, Regulatory Affairs and Quality Assurance	0	7,700	30,800	0

Amy D. Horton Chief Accounting Officer	12,215	4,250	685	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CryoLife, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOLIFE, INC.

Date: May 10, 2007	By: /s/ D. A. Lee
Name: D. Ashley Lee
Title: Executive Vice President, Chief
Operating Officer and Chief
Financial Officer